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                                                                  April 21, 2008


Commonwealth Annuity and Life Insurance Company
132 Turnpike Road, Suite 210
Southborough, MA 01772

RE: COMMONWEALTH SELECT SEPARATE ACCOUNT OF COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
     FILE NOS. 33-47216 AND 811-6632

Gentlemen:

In my capacity as Vice President, Assistant General Counsel and Assistant Corporate Secretary of Commonwealth Annuity and Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for Commonwealth Select Separate Account on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Commonwealth Select Separate Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Commonwealth Select Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of Commonwealth Select Separate Account on Form N-4 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                       Very truly yours,


                                       /s/ Jon-Luc Dupuy
                                       -----------------------------------------
                                       Jon-Luc Dupuy
                                       Vice President, Assistant General Counsel
                                       and Assistant Corporate Secretary
(33-47216) Select Resource